CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Keystone Institutional Adjustable Rate Fund

          We consent to the use of our report dated March 31, 1997 incorporated by reference herein and to the references to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus.


                                                  /s/ KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP




Boston, Massachusetts
June 24, 1997